                                  EXHIBIT 4(B)

                    AGREEMENT PURSUANT TO ITEM 601(B)(4)(III)
                                       OF
                                 REGULATION S-K

                                                                    EXHIBIT 4(B)

                    AGREEMENT PURSUANT TO ITEM 601(B)(4)(III)
                                OF REGULATION S-K

         The Registrant hereby undertakes and agrees to furnish to the Securities and Exchange Commission upon request a copy of any instrument relating to, or defining the rights of the holders of, any long-term debt of the Registrant and/or its subsidiaries, a copy of which has not been filed in reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K or which, although previously filed, shall have become stale in the sense of Item 10(d) of Regulation S-K or which shall have been disposed of by the Commission pursuant to its Record Control Schedule. This Agreement and undertaking is intended to be effective with respect to Registrant's Long-term Debt instruments whether securities have been issued thereunder or are yet to be issued thereunder.


Date:     March 8, 2001
     ----------------------





                                         By: /s/ Jackson W. Moore
                                            ------------------------------------
                                            Jackson W. Moore
                                            Chairman and Chief Executive Officer